                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN COMMUNICATIONS SERVICES, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                     AMERICAN COMMUNICATIONS SERVICES, INC.
                    131 National Business Parkway, Suite 100
                       Annapolis Junction, Maryland 20701
                                 (301) 617-4200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 25, 1997

To our Stockholders:

     The annual meeting of stockholders (the "Annual Meeting") of American Communications Services, Inc., a Delaware corporation ("ACSI" or the "Company") will be held at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland 21240 on Wednesday June 25, 1997 at 10:00 A.M. local time, for the following purposes:

          1. To elect seven (7) directors;

          2. To approve and ratify an amendment to the Company's 1994 Stock Option Plan, as amended (the "Stock Option Plan"), to increase the number of shares of Common Stock reserved for issuance upon exercise of options granted under the Stock Option Plan from 3,000,000 shares to 5,000,000 shares;

          3. To approve and ratify an amendment to the Stock Option Plan to permit the transfer by Outside Directors of options granted to them under the Stock Option Plan.

          4. To ratify the selection of KPMG Peat Marwick as the independent auditors of the Company for the fiscal year ending December 31, 1997.

          5. To transact such other matters as may properly come before the meeting.

     Accompanying this notice is a Proxy Card and Proxy Statement and a copy of the Company's Annual Report for the fiscal period ended December 31, 1996. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE PRIOR TO THE DATE OF THE ANNUAL MEETING. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. May 23, 1997, was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business on May 23, 1997 will be entitled to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your Proxy Card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ RILEY M. MURPHY

                                          RILEY M. MURPHY
                                          Secretary

Annapolis Junction, Maryland
May 27, 1997

                     AMERICAN COMMUNICATIONS SERVICES, INC.
                    131 National Business Parkway, Suite 100
                       Annapolis Junction, Maryland 20701
                                 (301) 617-4200

                                PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of American Communications Services, Inc. ("ACSI" or the "Company") to be held at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland 21240 on Wednesday, June 25, 1997 at 10:00 a.m. local time and at any adjournments thereof (the "Annual Meeting"). THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND IS REVOCABLE BY THE STOCKHOLDER AT ANY TIME BEFORE IT IS VOTED. For more information concerning the procedure for revoking the proxy see below. This Proxy Statement was first mailed to stockholders of the Company on or about May 27, 1997, accompanied by the Company's Annual Report for the fiscal period ending December 31, 1996. The principal executive offices of the Company are located at 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701, telephone (301) 617-4200.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the Company's Common Stock, $.01 par value (the "Common Stock" or "Common Shares") outstanding at the close of business on May 23, 1997 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. No other class of securities were issued and outstanding on the Record Date.

     As of the Record Date, the number and classes of stock that were outstanding and entitled to vote at the meeting were 35,858,497 shares of Common Stock. The shares of Common Stock vote together as a single class.

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. In the election of directors, each share of Common Stock may be voted for as many individuals as there are directors to be elected. Cumulative voting is not permitted. Those individuals receiving the seven highest number of votes "for" election to the Board of Directors shall be considered duly elected. For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote there at is required for approval of all matters (other than the election of directors) being submitted to the stockholders for their consideration. An automated system administered by the Company's transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock.

     The Board of Directors has selected Anthony J. Pompliano and Riley M. Murphy, and each of them, to act as proxies with full power of substitution. With respect to the proposal regarding election of directors, stockholders may
(a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve and ratify amendments of the Stock Option Plan and the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1997, stockholders may (i) vote "for", (ii) vote "against" or (iii) abstain from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, TO APPROVE AND RATIFY THE AMENDMENTS OF THE STOCK OPTION PLAN AND THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company prior to the date of the Annual Meeting written notice of revocation bearing a later date than the proxy, by duly executing and delivering to the Secretary of the Company prior to the date of the Annual Meeting a subsequent proxy relating to the same shares of Common Stock or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his shares of Common Stock in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Riley M. Murphy, American Communications Services, Inc., 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701 in a manner designed to ensure that it is received by the Secretary prior to the date of the Annual Meeting.

I.  DIRECTORS AND NOMINEES

     The Board is currently comprised of seven members. Until the Preferred Stock of the Company was automatically converted into Common Stock on April 15, 1997, upon consummation of the Company's public offering of its Common Stock (the "Public Offering"), the Company's amended and restated Certificate of Incorporation (the "Charter") required that holders of the Preferred Stock elect three of the seven directors and that holders of the Common Stock elect four of the directors. The Charter now provides that all of the directors be elected by the holders of the Common Stock, voting together as a single class.

     Other than as described in this proxy statement, no arrangement or understanding exists between an officer or director and any other person under which any officer or director was or may be elected. All directors of the Company hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. No director or officer is related to any other director or officer by blood, marriage, or adoption. All current directors of the Company were elected by the stockholders. Each of the director nominees is currently a director of the Company.

     Each of the nominees has consented to serve on the Board of Directors through the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which Management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution amending the By-laws of the Company, provide for a lesser number of directors.

INFORMATION CONCERNING DIRECTOR NOMINEES

                                                                                              DIRECTOR
                    NAME                        AGE                  POSITION                  SINCE
---------------------------------------------   ---    ------------------------------------   --------
Anthony J. Pompliano.........................   58      Chairman of the Board of Directors      1993
Benjamin P. Giess............................   34                   Director                   1995
Peter C. Bentz...............................   32                   Director                   1995
George M. Middlemas(1).......................   50                   Director                   1993
Christopher L. Rafferty(1)...................   49                   Director                   1994
Olivier L. Trouveroy(1)(2)...................   42                   Director                   1995
Edwin M. Banks(2)............................   34                   Director                   1994

---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ITS NOMINEES FOR DIRECTORS.

BUSINESS EXPERIENCE OF DIRECTOR NOMINEES

     Anthony J. Pompliano, Executive Chairman of the Board of Directors, has more than 30 years of experience in the telecommunications industry. Mr. Pompliano was elected a director of the Company in November 1993. He was co-founder and President of Metropolitan Fiber Systems, the predecessor organization to MFS Communications, a publicly-traded CLEC that was acquired by WorldCom, Inc. in December 1996. Mr. Pompliano served as President, CEO and Vice Chairman of MFS Communications from April 1988 until March 1991. He joined ACSI in August 1993 after the expiration of his non-competition agreement with MFS Communications. Before his association with MFS Communications and its predecessor, he was Vice President -- Operations and Sales for MCI Telecommunications International from 1981 to 1987, and prior thereto, was Vice President -- National Operations for Western Union International, Inc. from 1960 to 1981.

     Benjamin P. Giess, Director, was elected a director of the Company in June 1995. Since 1992, Mr. Giess has been employed by ING Equity Partners, L.P. I ("ING"), a principal stockholder of the Company, and its predecessors and affiliates and currently serves as a Vice President responsible for originating, structuring and managing equity and debt investments. See "Stock Ownership of Certain Beneficial Owners, Directors and Management." From 1991 to 1992, Mr. Giess worked in the Corporate Finance Group of ING Capital. From 1990 to 1991, Mr. Giess was employed by the Corporate Finance Group of General Electric Capital Corporation where he worked in the media and entertainment group. Prior to attending business school, from 1986 to 1988, Mr. Giess was the Credit Department Manager of the Boston Branch of ABN Amro North America, Inc. From 1984 to 1986, Mr. Giess was employed at the Shawmut Bank of Boston. Mr. Giess also serves as a director of Matthews Studio Equipment Group and CMI Holding Corp. Mr. Giess received his undergraduate degree from Dartmouth College and his MBA from the Wharton School of the University of Pennsylvania.

     Peter C. Bentz, Director, was elected a director of the Company in June 1995. Since 1992, Mr. Bentz has been employed by W. R. Huff Asset Management Co., L.L.C., an affiliate of The Huff Alternative Income Fund, L.P. ("Huff"), a principal stockholder of the Company, as a research analyst specializing in telecommunications, media and healthcare. Mr. Bentz received his Bachelor of Science degree from Boston College in 1987 and his MBA from the Wharton School of the University of Pennsylvania in 1992. See "Stock Ownership of Certain Beneficial Owners, Directors and Management."

     George M. Middlemas, Director, was elected a director of the Company in December 1993. Mr. Middlemas is a general partner of Apex Management Partnership, which is the general partner of Apex Investment Fund I, L.P. and Apex Investment Fund II, L.P., both of which are venture capital funds, and affiliates of First Analysis Corporation, a principal stockholder of the Company. See "Stock Ownership of Certain Beneficial Owners, Directors and Management." From March 1991 to December 1991,

Mr. Middlemas acted as an independent consultant providing fund raising and other advisory services. From 1985 until March 1991, Mr. Middlemas was a Senior Vice President and Principal of Inco Venture Capital Management, a venture capital firm. He also serves on the Board of Directors of PureCycle Corporation, Security Dynamics Technologies, Inc. and several privately held companies.

     Christopher L. Rafferty, Director, was elected a director of the Company in October 1994. Mr. Rafferty has been employed by WRH Partners, L.L.C., the general partner of Huff since June 1994. From January 1993 to February 1994, Mr. Rafferty was Vice President -- Acquisitions for Windsor Pet Care, Inc., a venture capital-backed firm focusing on consolidating the pet care services industry. From October 1990 to January 1993, Mr. Rafferty was a consultant specializing in merchant banking, leveraged acquisitions and venture capital transactions. From June 1987 to the time he started his consulting business, Mr. Rafferty was a Managing Director of Chase Manhattan Capital Corporation, the merchant banking and private equity investment affiliate of Chase Manhattan Corporation. Mr. Rafferty also serves as a director of Del Monte Foods Company. Mr. Rafferty received his undergraduate degree from Stanford University and his law degree from Georgetown University.

     Olivier L. Trouveroy, Director, was elected a director of the Company in June 1995. Since 1992, Mr. Trouveroy has been employed by ING and its predecessors and affiliates and currently serves as a Managing Director responsible for originating, structuring and managing equity and debt investments. From 1990 to 1992, Mr. Trouveroy was a Managing Director in the Corporate Finance Group ("CFG") of General Electric Capital Corporation in charge of CFG's office in Paris, France. From 1984 to 1990, Mr. Trouveroy held various positions in the Mergers and Acquisitions department of Drexel Burnham Lambert in New York, most recently as a First Vice President. Mr. Trouveroy also serves as a director of AccessLine Technologies, Inc. and Cost Plus, Inc. Mr. Trouveroy holds B.S. and Masters degrees in Economics from the University of Louvain in Belgium, as well as an MBA from the University of Chicago.

     Edwin M. Banks, Director, was elected a director of the Company in October 1994. Since 1988, Mr. Banks has been employed by W. R. Huff Asset Management Co., L.L.C. and currently serves as a portfolio manager concentrating in the healthcare, communications, food and food services industries. From 1985 until he joined W. R. Huff Asset Management Co., L.L.C., Mr. Banks was employed by Merrill Lynch & Company. Mr. Banks received his B.A. degree from Rutgers College and his MBA degree from Rutgers University. Mr. Banks also serves as a director of Charter Medical Corporation, Del Monte Foods Company and ABCO Food Service.

INFORMATION CONCERNING BOARD MEETINGS

     Three meetings of the Company's Board of Directors were held during the fiscal period ended December 31, 1996. Each incumbent director attended at least 75% of the total number of meetings of the Board and any Committees of the Board of which he was a member.

INFORMATION CONCERNING COMMITTEES OF THE BOARD

     The only Committees of the Company's Board are the Audit Committee and the Compensation Committee.

     The Audit Committee is comprised of three directors, one of whom shall be a senior executive officer of the Company (but not the chief financial or chief accounting officer) and two of whom shall not be employees of the Company or any of its subsidiaries and were required, until the conversion of the Preferred Stock, to be Preferred Directors elected by a majority of the Preferred Directors. Currently only Olivier L. Trouveroy and Edwin M. Banks are members of the Audit Committee. The Audit Committee is responsible for selecting the Company's independent auditors and reviewing their audit, as well as reviewing and approving the Company's internal controls and accounting systems. The Audit Committee may be granted additional powers and duties as the Board may from time to time determine. The Audit Committee did not hold any meetings during the fiscal period ended December 31, 1996.

     The Compensation Committee is comprised of three directors, none of whom may be an employee of the Company or any of its subsidiaries, and two of whom were required, until the conversion of the Preferred Stock, to be Preferred Directors elected by a majority of the Preferred Directors. The Compensation Committee's current members are Olivier L. Trouveroy, Christopher L. Rafferty and George M. Middlemas. The Compensation Committee is responsible for recommending to the full Board all stock option grants, bonuses and other compensation arrangements for executives and key employees and loans and other nonsalary payments and other benefits and arrangements with employees, affiliates and associates of the Company. The Compensation Committee may be granted additional powers and duties as the Board may from time to time determine. The Compensation Committee did not hold any meetings during the fiscal period ended December 31, 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and any persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) reports of ownership and changes in ownership of the Company's Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that there was compliance for the period from June 30, 1996 to December 31, 1996 with all Section 16 filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners.

DIRECTORS' COMPENSATION

     Members of the Board do not receive cash compensation for acting as members of the Board or Committees of the Board, other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and its committees. While the Preferred Stock was outstanding, the Company was obligated to pay the reasonable fees and expenses of two counsel selected by the directors elected by the Preferred Directors from time to time to represent them in their capacity as directors. During the fiscal year ended June 30, 1996 and the fiscal period ended December 31, 1996, the Company paid an aggregate of approximately $31,000 in such counsel fees. Directors who also serve as executive officers receive cash compensation for acting in their capacity as executive officers. See "-- Summary Compensation Table." From time to time the Board has granted options to purchase shares of Common Stock to members of the Board who are not also officers of the Company in consideration for their service as directors. However, other than "formula grants" under the Company's 1994 Stock Option Plan, no formal arrangement exists. For fiscal period ended December 31, 1996, no directors were granted options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     None of the directors serving on the Compensation Committee are employees of the Company, and neither the Chief Executive Officer -- Communications Services nor any of the Named Officers have served on the Compensation Committee. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or board committee member of the Company.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table provides a summary of compensation for the fiscal period ended December 31, 1996 and for each of the three fiscal years ended June 30, 1996, 1995 and 1994, with respect to the Company's Chief Executive Officer, and the other five most highly compensated officers of the Company during the fiscal year ended June 30, 1996 whose annual salary and bonus during such fiscal year exceeded $100,000 (collectively, the "Named Officers"):

  Summary Compensation Table

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                    ANNUAL COMPENSATION              ------------
                                          ---------------------------------------     NUMBER OF
                                                                       OTHER          SECURITIES
 NAME AND PRINCIPAL POSITION                                          ANNUAL          UNDERLYING      ALL OTHER
     ON DECEMBER 31, 1996        YEAR      SALARY      BONUS      COMPENSATION(1)     OPTIONS(2)     COMPENSATION
------------------------------   -----    --------    --------    ---------------    ------------    ------------
Anthony J. Pompliano..........    1996*   $124,167    $ 75,000(3)     $    --                 --       $  2,574(4)
    Executive Chairman of the     1996     239,583     175,000(3)          --                 --          6,187(4)
    Board of Directors            1995     219,500     175,000(3)          --            500,000          6,977(4)
                                  1994     110,000          --         25,000(5)       1,349,899         61,507(6)
Jack E. Reich(7)..............    1996*     20,883          --             --          1,200,000
    President and Chief
    Executive Officer --
    Communications Services
George M. Tronsrue............    1996*    100,000          --             --                 --          2,400(4)
    President and Chief
      Operating                   1996     191,128      54,116(8)          --             50,000          4,800(4)
    Officer -- Strategy and       1995     150,000     135,417(8)      68,800(9)         350,001(10)         --
    Technology Development....    1994      53,827      50,000             --                                --
Riley M. Murphy...............    1996*     91,250          --             --                 --             --
    Executive Vice
      President --                1996     162,499      81,500(11)      37,004(9)         50,000          3,536(4)
    Legal and Regulatory          1995     150,000      81,500(12)          --           250,001(10)      9,783(4)
    Affairs, General Counsel
      and                         1994      37,500          --         48,620(13)                            --
    Secretary
Robert H. Ottman(14)..........    1996*     90,667          --             --                 --             --
    Executive Vice President/     1996     170,000      50,000(3)     100,000(9)              --             --
    Network Services and          1995      28,333          --             --            250,000             --
    Technical Support
Richard A. Kozak(15)..........    1996*    129,167     137,500(3)          --             83,334(16)      2,700(4)
    President and Chief
      Executive                   1996     232,885     200,000(3)          --                 --          5,400(4)
    Officer -- Corporate
      Services                    1995     184,378     175,000(3)          --            399,999(16)      3,750(4)
    and Acting Chief Financial    1994      87,500          --         39,728(5)         899,932             --
    Officer

---------------
  * Subsequent to June 30, 1996, the Company changed its fiscal year-end to December 31. Information is for the six months ended December 31, 1996.

 (1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Officers' total annual salary and bonus.

 (2) See information provided in "Option Grants in Fiscal Year Ended June 30, 1996 and Fiscal Period Ended December 31, 1996" and "December 31, 1996 Option Values."

 (3) Represents cash bonuses received for attainment of certain performance goals.

 (4) Represents payments received for medical or disability insurance in excess of that provided to other employees and/or car allowances and, for Ms. Murphy, includes payments of $6,423 of premiums in connection with professional liability insurance for the period prior to her employment with the Company.

 (5) Consists of amounts paid to Messrs. Pompliano and Kozak as consultants for services rendered prior to their employment by the Company in August 1993 and November 1993, respectively.

 (6) Consists of $20,000 received as compensation in connection with the Company's November 1993 sale of 400,000 shares of Common Stock and $41,507 received as compensation in connection with the Company's June 1994 issuance of $4,300,720 principal amount of 15% convertible notes.

 (7) Mr. Reich commenced employment with the Company in December 1996.

 (8) Represents an installment of a $244,500 bonus, $54,116 of which is due on February 24, 1997.

 (9) Includes $65,000, $100,000 and $37,004 paid to Messrs. Tronsrue and Ottman and Ms. Murphy, respectively, in connection with relocation and moving expenses relating to the relocation of the Company's headquarters to Annapolis Junction, Maryland.

(10) 150,000 of these options were originally granted in the fiscal year ended June 30, 1994 at an exercise price of $2.50 per share and such exercise price was subsequently reduced to $2.25 per share in connection with the Company's October 1994 private placement.

(11) Represents an installment of a $244,500 cash bonus, $81,500 of which was paid in January 1997.

(12) This payment represents the first installment of a $244,500 cash bonus.

(13) Consists of $43,620 received for performing legal services for the Company as outside counsel and a $5,000 for location expenses.

(14) Mr. Ottman commenced employment with the Company in May 1995 and his employment was terminated in February 1997.

(15) Mr. Kozak served as the Company's President and Chief Executive Officer during fiscal year 1996. He became Acting Chief Financial Officer in December 1996 upon the resignation of the Company's previous Chief Financial Officer. In connection with the Company's December 1996 management reorganization, Mr. Kozak became President and Chief Executive Officer -- Corporate Services. Effective February 2, 1997, Mr. Kozak's employment with the Company was terminated.

(16) In connection with the settlement of the dispute relating to the termination of Mr. Kozak's employment, all of the options granted in fiscal period ended December 31, 1996 and options to purchase 83,333 shares granted in fiscal year ended June 30, 1995 were canceled. See
     "-- Employment Agreements."

  Option Grants in Fiscal Year Ended June 30, 1996 and Fiscal Period Ended December 31, 1996

     The following table contains information concerning the grant of stock options to the Named Officers during the fiscal year ended June 30, 1996 and the fiscal period ended December 31, 1996.

                              INDIVIDUAL GRANTS(1)

                                      NUMBER OF     % OF TOTAL
                                      SECURITIES     OPTIONS                     MARKET PRICE
                                      UNDERLYING    GRANTED TO    EXERCISE OR    OF UNDERLYING
                                       OPTIONS      EMPLOYEES     BASE PRICE     SECURITIES ON    EXPIRATION
               NAME                    GRANTED      IN PERIOD     (PER/SHARE)    DATE OF GRANT       DATE
-----------------------------------   ----------    ----------    -----------    -------------    ----------
Anthony J. Pompliano...............          --           --             --              --               --
Jack E. Reich......................     200,000        13.95%       $ 9.375         $11.625          12/1/02
                                        200,000        13.95          9.375          11.625          12/1/03
                                        200,000        13.95          9.375          11.625          12/1/04
                                        200,000        13.95          9.375          11.625          12/1/05
                                        400,000        27.90          9.375          11.625         12/31/07
George M. Tronsrue, III............      25,000(2)      2.20           3.40           3.875          2/22/03
                                         25,000(3)      2.20           3.40           3.875          2/22/04
Riley M. Murphy....................      25,000(2)      2.20           3.40           3.875          3/30/03
                                         25,000(3)      2.20           3.40           3.875          3/30/04
Robert H. Ottman...................          --           --             --              --               --
Richard A. Kozak...................      83,334         5.80          15.00           11.75         11/15/04(4)

---------------
(1) Mr. Tronsrue and Ms. Murphy were granted options in fiscal year ended June 30, 1996, and Messrs. Reich and Kozak were granted options in the fiscal period ended December 31, 1996.

(2) These options were granted on July 6, 1995, with an exercise price of $3.40. Mr. Tronsrue's options will vest on February 23, 1998 and Ms. Murphy's options will vest on March 31, 1998 provided, in each case, that he or she does not voluntarily terminate his or her employment with the Company or is not terminated for cause prior to the applicable vesting date.

(3) These options were granted on July 6, 1995, with an exercise price of $3.40. Mr. Tronsrue's options will vest on February 23, 1999 and Ms. Murphy's options will vest on March 31, 1999 provided, in each case, that he or she does not voluntarily terminate his or her employment with the Company or is not terminated for cause prior to the vesting date.

(4) These options were canceled in connection with the settlement of the dispute relating to the termination of Mr. Kozak's employment. See "-- Employment Agreements."

  December 31, 1996 Option Values

     The following table sets forth the value of unexercised options held by the Named Officers as of December 31, 1996. None of the Named Officers exercised options during the fiscal year ended June 30, 1996 or the fiscal period ended December 31, 1996.

                                                                                   VALUE OF UNEXERCISED
                                             NUMBER OF UNEXERCISED                OPTIONS AT DECEMBER 31,
                                         OPTIONS AT DECEMBER 31, 1996                     1996(1)
                                         -----------------------------         -----------------------------
                 NAME                    EXERCISABLE     UNEXERCISABLE         EXERCISABLE     UNEXERCISABLE
--------------------------------------   -----------     -------------         -----------     -------------
Anthony J. Pompliano..................     1,599,899         250,000           $15,455,253      $ 1,987,500
Jack E. Reich.........................            --       1,200,000                    --        1,650,000
George M. Tronsrue, III...............       250,000         150,000             2,125,000        1,217,500
Riley M. Murphy.......................       137,501         162,501             1,168,759        1,323,759
Robert H. Ottman......................       100,000         150,000(2)            775,000        1,162,500
Richard A. Kozak......................     1,133,265         250,000(3)         10,824,326          970,825

---------------
(1) Represents the difference between the per share exercise price of the unexercised options and $10.75, the last sale price on December 31, 1996, as reported by the Nasdaq Stock Market.

(2) The vesting of options to purchase 75,000 of these shares was accelerated in connection with the termination of Mr. Ottman's employment in February 1997.

(3) Of these, options to purchase 166,667 shares were canceled and the vesting of options to purchase an additional 83,333 shares was accelerated in connection with the settlement of the dispute relating to the termination of Mr. Kozak's employment. See "-- Employment Agreements."

MANAGEMENT

  Executive Officers and Directors

     The following table sets forth certain information regarding the directors and executive officers of the Company.

           NAME               AGE                    POSITION AND OFFICES HELD
---------------------------   ---    ----------------------------------------------------------
Anthony J. Pompliano.......   58     Executive Chairman of the Board Directors
Jack E. Reich..............   46     President and Chief Executive Officer -- Communications
                                     Services
George M. Tronsrue, III....   40     President and Chief Operating Officer -- Strategy and
                                     Technology Development
Riley M. Murphy............   41     Executive Vice President -- Legal and Regulatory Affairs,
                                     General Counsel and Secretary
David L. Piazza(1).........   42     Chief Financial Officer
George M. Middlemas(2).....   50     Director
Edwin M. Banks(3)..........   34     Director
Christopher L.                49     Director
  Rafferty(2)..............
Benjamin P. Giess..........   34     Director
Olivier L.                    42     Director
  Trouveroy(2)(3)..........
Peter C. Bentz.............   32     Director

---------------
(1) Mr. Piazza's employment began on March 24, 1997.

(2) Member of Compensation Committee

(3) Member of Audit Committee

     Anthony J. Pompliano, Executive Chairman of the Board of Directors, has more than 30 years of experience in the telecommunications industry. Mr. Pompliano was elected a director of the Company in November 1993. He was co-founder and President of Metropolitan Fiber Systems, the predecessor organization to MFS Communications, a publicly-traded CLEC that was acquired by WorldCom, Inc. in Decem-ber 1996. Mr. Pompliano served as President, CEO and Vice Chairman of MFS Communications from April 1988 until March 1991. He joined ACSI in August 1993 after the expiration of his non-competition agreement with MFS Communications. Before his association with MFS Communications and its predecessor, he was Vice President -- Operations and Sales for MCI Telecommunications International from 1981 to 1987, and prior thereto, was Vice President -- National Operations for Western Union International, Inc. from 1960 to 1981.

     Jack E. Reich, President and Chief Executive Officer -- Communications Services, had 22 years of telecommunications industry and management experience before joining ACSI in December 1996. For two and one-half years prior to joining ACSI, Mr. Reich was employed by Ameritech, Inc. as President of its Custom Business Service Organization, where Mr. Reich was responsible for full business marketing to Ameritech's largest customers for telecommunications services, advanced data services, electronic commerce and managed services/outsource initiatives. Prior to that, he served as President of MCI's Multinational Accounts organization and also served as MCI's Vice President of Products Marketing. Mr. Reich has also held sales and marketing positions at AT&T and ROLM Corp. Mr. Reich has a B.S. degree from St. Louis University and an MBA from the University of Chicago.

     George M. Tronsrue, III, President and Chief Operating Officer -- Strategy and Technology Development, had 17 years of telecommunications industry and management experience before joining ACSI in February 1994. Mr. Tronsrue served the Company as Executive Vice President -- Strategic Planning and Business Development from February 1994 until January 31, 1996. From 1993 until he joined ACSI in February 1994, Mr. Tronsrue was the Regional Vice President for the Central Region for Teleport Communications Group and the Vice President of Emerging Markets, responsible for start-up and profit and loss management of joint ventures with major cable television providers in eight major markets. From 1987 until 1992, he was a member of the initial management team at MFS, where he held senior positions in planning and market development, served as Vice President of Sales and the Vice President/General Manager for the initial start-up of MFS' New York operations, and served as the Executive Vice President for MFS-Intelenet. Prior to joining MFS, he was a Director of Operations for MCI Telecommunications International. Mr. Tronsrue has a B.S. degree in Applied Sciences and Engineering from the United States Military Academy at West Point.

     Riley M. Murphy, Executive Vice President -- Legal and Regulatory Affairs and Secretary, had twelve years of experience in the private practice of telecommunications regulatory law for inter-exchange, cellular, paging and other competitive telecommunication services prior to joining the Company. Since February 1995, she has served as an officer and director of The Association for Local Telecommunications Services. Ms. Murphy joined ACSI on a full-time basis in April 1994 and was senior counsel to Locke Purnell Rain Harrell, a Dallas-based law firm through December 1994. From 1987 to 1992, Ms. Murphy was a partner of Wirpel and Murphy, a telecommunications law firm she co-founded, and from 1992 to 1993 she was a sole practitioner. She holds a B.A. degree from the University of Colorado and a J.D. from the Catholic University of America and is admitted to practice law in the District of Columbia and Louisiana.

     David L. Piazza, Chief Financial Officer, will join the Company as of March 24, 1997. For ten years prior to joining the Company, Mr. Piazza was employed by MFS Communications in a variety of finance and senior management positions, most recently as the Senior Vice President and Chief Financial Officer of MFS Telecom, Inc., a subsidiary of MFS Communications. Prior to his employment with MFS Communications, Mr. Piazza was employed by AT&T for four years in its finance and support divisions. Mr. Piazza received his B.S. degree in Accountancy from the University of Illinois and holds a CPA.

     As part of the December 1996 management reorganization, Richard A. Kozak, who had previously served as the Company's President and Chief Executive Officer, was named President and Chief Executive Officer -- Corporate Services. Mr. Kozak was also appointed as ACSI's Acting Chief Financial Officer, replacing Harry D'Andrea who had resigned as ACSI's Chief Financial Officer in November 1996. Effective February 2, 1997, Mr. Kozak's employment was terminated, with each of Mr. Kozak and the Company claiming the termination was the result of the other party's breach of his employment agreement. The parties have settled their dispute relating to the cause of Mr. Kozak's termination. See "-- Employment Agreements."

     The Board is comprised of seven members, four of whom were elected by the holders of the Common Stock and three of whom were elected by the holders of the Preferred Stock, which shares were automatically converted into Common Stock on April 15, 1997, upon consummation of the Public Offering. Beginning at the Annual Meeting, the Board will be elected by the holders of the Common Stock. All directors of the Company hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. See "Business Experience of Directors."

EMPLOYMENT AGREEMENTS

     Anthony J. Pompliano. The Company is party to an employment agreement with Anthony J. Pompliano, its Executive Chairman, which terminates on August 23, 1998. Under the terms of the agreement, as amended, Mr. Pompliano is entitled to an annual base salary of $250,000 and a cash bonus of up to $200,000 for each of the 1997 and 1998 fiscal years based upon the Company's achievement of certain performance goals for the relevant fiscal year. Under this employment agreement, Mr. Pompliano has been granted options to purchase an aggregate of 1,849,899 shares of the Company's Common Stock at exercise prices ranging from $.875 per share to $2.80 per share. Mr. Pompliano has the right to obtain a 30-day loan from the Company for the purpose of paying the aggregate exercise price of the options granted to him.

     Mr. Pompliano has the right, for 90 days after termination of his employment (unless he is terminated by the Company "for cause" or he voluntarily resigns), to sell to the Company up to $1.0 million in then market value of shares of Common Stock issued or issuable pursuant to the options granted to Mr. Pompliano under his employment agreement, at a price equal to the publicly-traded price of the Common Stock, less the exercise price of the options with respect to unexercised options; provided, however, this right cannot be exercised unless at least 5,000,000 shares of Common Stock are owned by non-affiliates of the Company at the time of his request and the market value of the outstanding Common Stock is at least $300 million. Mr. Pompliano's employment agreement also contains non-compete, non-solicitation and confidentiality provisions.

     Jack E. Reich.  The Company is party to an employment agreement with Jack
E. Reich, its President and Chief Executive Officer -- Communications Services, which terminates on December 31, 2000, extendable for one year by mutual agreement. Under the terms of this agreement, Mr. Reich is entitled to a minimum annual base salary of $250,000, a cash bonus of $100,000 in 1997 and annual bonuses of between $150,000 and $350,000 based on the Company's achievement of certain performance goals. Under this employment agreement, Mr. Reich was granted an option to purchase 1,200,000 shares of Common Stock at an exercise price $9.375 per share. These options vest in installments between December 1997 and December 2001, subject to Mr. Reich's continued employment. Mr. Reich's employment agreement also contains a two year non-compete/non-solicit provision.

     George M. Tronsrue, III. The Company is party to an employment agreement with George M. Tronsrue, III, its President and Chief Operating
Officer -- Strategy and Technology Development, which terminates on February 23, 1999. The agreement, as amended, calls for an annual salary $200,000, a $400 per month car allowance and a guaranteed bonus of $244,500 payable in annual installments through February 1997. Under the terms of this employment agreement, Mr. Tronsrue has been granted stock options to purchase an aggregate of 400,000 shares of Common Stock at prices ranging from $2.25 per share to $3.40. Furthermore, the Company has, upon Mr. Tronsrue's request, extended a loan to Mr. Tronsrue in the aggregate amount of $195,000, bearing simple interest at the rate of 8% per year and payable on the second anniversary of the loan. Mr. Tronsrue's employment agreement also contains a two year non-compete/non-solicit provision. See "Certain Relationships and Related Transactions."

     Riley M. Murphy. The Company is party to an employment agreement with Riley M. Murphy, its Executive Vice President for Legal and Regulatory Affairs, which terminates on March 31, 1999. This agreement, as amended, calls for an annual salary of $175,000 and a guaranteed bonus of $244,500, payable in annual installments through January 1997. Under this employment agreement, Ms. Riley was granted options to purchase an aggregate of 300,002 shares of Common Stock at prices ranging from $2.25 per share to $3.40 per share. Ms. Murphy's employment agreement also contains a two year non-compete/non-solicit provision.

     Robert H. Ottman. The Company is party to an employment agreement with Robert Ottman, pursuant to which Mr. Ottman's employment was terminated in February 1997. In connection with Mr. Ottman's termination, the Company accelerated the vesting of options to purchase 75,000 shares of Common Stock having an exercise price of $3.00 per share and paid Mr. Ottman a lump sum of approximately $44,000 as severance. Mr. Ottman's employment agreement contains a two year non-compete/non-solicit provision.

     Richard A. Kozak. The Company was party to an employment agreement with Richard A. Kozak, which was terminated effective February 2, 1997. Each of the parties initially claimed the termination was the result of a breach of the employment agreement by the other party. In settlement of their dispute and related litigation concerning Mr. Kozak's termination, the parties agreed, among other things, that Mr. Kozak was to (i) receive $300,000 in cash, payable by the Company in three equal installments on April 1, July 1 and October 1, 1997, (ii) forfeit 166,667 of his unvested options, and (iii) execute a 180-day Lock-Up Agreement with the underwriters of the Public Offering for all but 150,000 of the shares underlying his vested options and 80,000 other shares he holds. The Company also accelerated the vesting of Mr. Kozak's remaining 83,333 options which had not vested at the time of his termination. Mr. Kozak also agreed to certain non-compete, non-solicitation and confidentiality provisions expiring on December 31, 1997. Under his employment agreement, Mr. Kozak had been granted stock options to purchase an aggregate of 1,383,265 shares of the Company's Common Stock at exercise prices ranging from $0.875 per share to $15.00 per share, of which options to purchase 1,133,265 shares had vested as of his termination. In January 1997, Mr. Kozak exercised options to purchase 100,000 of these shares.

     The shares of Common Stock underlying the stock options held by Messrs. Pompliano and Tronsrue and Ms. Murphy which are discussed above are subject to the Registration Rights Agreement. Mr. Pompliano waived his right to demand an underwritten registration of at least 300,000 shares of Common Stock beginning 120 days after the Public Offering. The Company has agreed to use its best efforts to have Mr. Reich's shares included in the Registration Rights Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1995, the Company completed a private placement of its Series B Preferred Stock, of which ING purchased an aggregate of 100,000 shares of Preferred Stock, warrants to purchase 428,571 shares of Common Stock at an exercise price of $0.01 per share and a warrant to purchase 100,000 shares of Common Stock at an exercise price of $2.50 per share. Huff and certain of its affiliates purchased an aggregate of 100,975 shares of the Preferred Stock, warrants to purchase 432,749 shares of Common Stock at an exercise price of $0.01 per share, a warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.79 per share and a warrant to purchase 100,000 shares at an exercise price of $2.50 per share. Apex and certain of its affiliates purchased an aggregate of 21,000 shares of the Preferred Stock and warrants to purchase an aggregate of 90,000 shares of Common Stock at an exercise price of $0.01 per share. The price per unit in the June 1995 private placement was $100. Pursuant to the Series B Purchase Agreement, in November 1995, ING purchased 50,000 additional shares of the Series B Preferred Stock and exercised a warrant entitling ING to purchase 214,286 shares of Common Stock at an exercise price of $0.01 per share. In connection with these private placements, the Company entered into the Registration Rights Agreement dated June 26, 1995, among the holders of the Preferred Stock, certain holders of Common Stock and certain holders of options or warrants convertible into Common Stock (the "Registration Rights Agreement") wherein the parties were granted piggy-back registration rights with respect to any registration statements (other than Registration Statements filed on Forms S-4 or S-8) filed by the Company with the Commission at any time prior to the sixth anniversary of the Registration Rights Agreement, and certain demand registration rights following the occurrence of, among other things, a Qualifying Offering.

     The Company also entered into the Stockholders' Agreement, dated as of June 26, 1995, with the holders of the Preferred Stock, Anthony J. Pompliano and Richard A. Kozak, the provisions of which terminated upon consummation of the Public Offering. The Stockholders' Agreement, among other things, generally restricted the transfer of the Company's stock owned by the parties to the agreement, with the exception of stock sold: (i) in a public offering pursuant to an effective registration statement under the Securities Act or (ii) in the public market pursuant to Rule 144 under the Securities Act. The agreement further provided the stockholders with rights of first refusal in the case of sales initiated by stockholders that are parties to the agreement and certain "tag-along" rights which allow the stockholders to sell a proportionate amount of their stock in the event a stockholder proposed to sell such stock to an unrelated purchaser.

     In response to voting rights issues raised by the NASDAQ Stock Market staff concerning the Company's governance structure as set forth in a Governance Agreement between the Company and certain of the holders of the Preferred Stock dated November 8, 1995, the Company amended its Charter, which amendments were approved by the stockholders of the Company on January 26, 1996, such that, until the conversion of the Preferred Stock to Common Stock and except in certain events (which did not occur prior to the conversion of the Preferred Stock), the Board was required to be comprised of seven members, four of whom were to be elected by the holders of the Company's Common Stock and three of whom were to be elected by the holders of the Company's Preferred Stock. On February 26, 1996, the Company and the other parties to the Governance Agreement amended its terms to be consistent with the provisions of the Charter. The amended Governance Agreement terminated upon conversion of the Preferred Stock.

     The Company was party to an employment agreement with Richard A. Kozak, which was terminated effective February 2, 1997. Each of the parties initially claimed the termination was the result of a breach of the employment agreement by the other party. In settlement of their dispute and related litigation concerning Mr. Kozak's termination, the parties agreed, among other things, that Mr. Kozak (i) receives $300,000 in cash, payable by the Company in three equal installments on April 1, July 1 and October 1, 1997, (ii) forfeited 166,667 of his unvested options, and (iii) execute a 180-day Lock-Up Agreement with the Underwriters of the Public Offering for all but 150,000 of the shares underlying his vested options and 80,000 other shares he holds. The Company agreed to accelerate the vesting of Mr. Kozak's remaining 83,333 options which had not vested at the time of his termination. Mr. Kozak also waived all rights under the Registration Rights Agreement. Mr. Kozak also agreed to certain non-compete, non-solicitation and confidentiality provisions expiring on December 31, 1997. Under his employment agreement, Mr. Kozak had been granted stock options to purchase an aggregate of 1,383,265 shares of the Company's Common Stock at exercise prices ranging from $0.875 per share to $15.00 per share, of which options to purchase 1,133,265 shares had vested as of his termination. In January 1997, Mr. Kozak exercised options to purchase 100,000 of these shares.

     In connection with, and as a condition precedent to the consummation of the Public Offering, the Company sold 2,099,125, 1,364,432 and 136,443 shares of Common Stock to Huff, ING and affiliates of First Analysis Corporation, respectively. The per share price for the shares sold to these principal stockholders was $4.70 (the same price paid to the Company by the Underwriters for the 4,400,000 shares sold in the Public Offering) for aggregate proceeds to the Company equal to $16,920,000. Additionally, these stockholders elected to receive an aggregate of 1,603,241 shares of Common Stock in lieu of approximately $7.6 million of accrued dividends payable upon conversion of the Preferred Stock they held. See "Stock Ownership of Certain Beneficial Owners, Directors and Management."

     On April 28, 1997, the Company extended a loan in the principal amount of $195,000 to George M. Tronsrue, III, the Company's President and Chief Operating Officer -- Strategy and Technology Development. The loan bears interest at 8% per annum and is due and payable no later than April 28, 1999. Mr. Tronsrue must prepay all amounts outstanding if his employment terminates earlier than April 28, 1999, and he must use net proceeds from the sale of any of his shares of Common Stock prior to April 28, 1999 to prepay any principal and interest then outstanding.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth as of the Record Date, certain information regarding the beneficial ownership of the Company's Common Stock outstanding (assuming the exercise of options and warrants exercisable on or within 60 days of such date by (i) each person who is known to the Company to own 5% or more of the Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the Named Officers and (iv) all executive officers and directors of the Company as a group.

     Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

                                                                       NUMBER       PERCENTAGE OF
                     NAME OF BENEFICIAL OWNER(1)                    OF SHARES(2)      TOTAL(3)
    -------------------------------------------------------------   ------------    -------------
    Anthony J. Pompliano(3)......................................      1,662,499          4.4%
    Jack E. Reich................................................             --           --
    George M. Tronsrue, III(4)...................................        300,000            *
    Riley M. Murphy(5)...........................................        137,500        *
    George M. Middlemas(6).......................................      1,748,147          4.9
    Christopher Rafferty(7)......................................          8,000        *
    Edwin M. Banks(7)............................................             --           --
    Peter C. Bentz(7)............................................             --           --
    Olivier L. Trouveroy(8)......................................             --           --
    Benjamin P. Giess(8).........................................             --           --
    Richard A. Kozak(9)..........................................      1,113,465          2.7
    Robert H. Ottman(10).........................................        175,000        *
    The Huff Alternative Income Fund, L.P.(11)...................     14,286,960         39.6
    ING Equity Partners, L.P. I(12)..............................      7,946,828         22.1
    First Analysis Corporation(13)...............................      3,156,420          8.8
    All executive officers and directors as a group (10
      persons)...................................................      3,856,146          9.7

---------------
  *  Less than one percent.

 (1) The address of all officers and directors listed above is in the care of the Company.

 (2) The percentage of total outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially owned by such stockholder as of the Record Date by (ii) the sum of (A) the number of shares of Common Stock outstanding as of the Record Date plus (B) the number of shares of Common Stock issuable upon the exercise of options or warrants held by such stockholder which were exercisable as of the Record Date or will become exercisable within 60 days after the Record Date ("currently exercisable").

 (3) Includes currently exercisable options to purchase 1,662,399 shares.

 (4) Includes currently exercisable options to purchase 300,000 shares.

 (5) Includes currently exercisable options to purchase 137,500 shares.

 (6) Includes currently exercisable options to purchase 20,000 shares. Also includes 788,905 shares of Common Stock owned by Apex II and 278,973 shares of Common Stock owned by Apex I. Mr. Middlemas is a general partner of Apex Management Partnership which is the general partner of Apex I and Apex II. Mr. Middlemas disclaims beneficial ownership of the shares owned by Apex I and Apex II, except to the extent of his ownership in the general partner of Apex I and in the general partner of Apex II.

 (7) Messrs. Banks and Bentz are employees of W.R. Huff Asset Management Co., L.L.C., an affiliate of Huff. Mr. Rafferty is an employee of WRH Partners, L.L.C., the general partner of Huff. Messrs. Rafferty, Bentz and Banks disclaim beneficial ownership of all shares held by Huff.

 (8) Mr. Trouveroy is a Managing Partner of ING and Mr. Giess is a Partner of ING. Messrs. Trouveroy and Giess disclaim beneficial ownership of all shares held by ING.

 (9) Includes currently exercisable options to purchase 1,033,265 shares. Mr. Kozak's employment was terminated effective February 2, 1997. See "Certain Transactions."

(10) Includes currently exercisable options to purchase 175,000 shares. Mr. Ottman's employment with the Company was terminated in February 1997.

(11) Includes currently exercisable warrants to purchase 200,000 shares. The address for Huff is 1776 On the Green, 67 Park Place, Morristown, NJ 07960.

(12) Includes currently exercisable warrants to purchase 100,000 shares. The address for ING is 135 East 57th Street, 16th Floor, New York, NY 10022.

(13) Includes 1,034,465 shares of Common Stock owned by Apex II. Includes 103,800 and 175,173 shares of Common Stock owned by Apex I. Includes 359,214 and 732,213 shares of Common Stock owned by The Productivity Fund II, L.P. ("Productivity"). Includes 714,293 shares of Common Stock owned by Environmental Private Equity Fund II, L.P. ("EPEF"). First Analysis Corporation ("FAC") is an ultimate general partner of Apex I, Apex II, Productivity and EPEF and may be deemed to be the beneficial owner of the shares owned by them. FAC disclaims beneficial ownership of these shares. This information was obtained from a Schedule 13D filed with the Securities and Exchange Commission on August 4, 1995, as amended from time to time. The address for First Analysis Corporation is 233 South Wacker Drive, Suite 9600, Chicago, IL 60093.

II. AND III.  APPROVAL AND RATIFICATION OF AMENDMENTS TO THE STOCK OPTION PLAN
              TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED THEREUNDER FROM 3,000,000 TO 5,000,000 AND TO PERMIT THE TRANSFER BY OUTSIDE DIRECTORS OF OPTIONS GRANTED TO THEM UNDER THE STOCK OPTION PLAN.

     The Board of Directors, pursuant to recommendation of its Compensation Committee, amended the Stock Option Plan on April 25, 1997 to increase the number of shares of Common Stock available for issuance upon exercise of options granted to Outside Directors for award thereunder by 2,000,000 shares. Before this amendment, the total number of shares for award thereunder authorized under the Stock Option Plan was 3,000,000 and now is 5,000,000 shares. The Compensation Committee recommended the increases for the primary purpose of rewarding key employees for past performances and giving key employees, including those joining the Company as new hires, incentive to perform at a high standard in the future. The amendment allowing Outside Directors to transfer options granted to them under the Plan was adopted for the purpose of retaining the highest caliber Outside Directors and rewarding such directors for their contributions to the Company.

1994 STOCK OPTION PLAN

     On November 15, 1994, the Board adopted and on December 16, 1994, stockholders approved the Stock Option Plan. On January 26, 1996 and November 15, 1996, the Company's stockholders approved amendments to the Stock Option Plan. The Stock Option Plan will terminate no later than November 15, 2004, ten years after adoption by the Board of Directors and after such termination no additional options may be granted. The Stock Option Plan is administered by the Compensation Committee which makes discretionary grants ("discretionary grants") of options to employees (including employees who are officers and directors of the Company), directors who are not employees of the Company ("Outside Directors") and consultants. The Stock Option Plan also provides for formula grants of options to Outside Directors ("formula grants"). Under the Stock Option Plan, 2,790,000 shares of Common Stock have been reserved for discretionary grants and 210,000 shares of Common Stock have been reserved for formula grants. As of December 31, 1996, 845,350 discretionary and 20,000 formula options had been granted under the Stock Option Plan.

     Options granted pursuant to discretionary grants may be nonqualified options or incentive options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The selection of participants, allotment of shares, determination of price and other conditions of purchase of such options will be determined by the Compensation Committee, in its sole discretion. Options granted pursuant to discretionary grants are exercisable for a period of up to ten years, except that incentive options granted to optionees who, at the time the option is granted, own stock representing greater than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, are exercisable for a period of up to five years. The per-share exercise price of incentive options granted pursuant to discretionary grants must be no less than 100% of the fair market value of the Common Stock on the date of grant, except that the per share exercise price of incentive options granted to optionees who, at the time the option is granted, own stock representing greater than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, must be no less than 110% of the fair market value of the Common Stock. The per share exercise price of nonqualified stock options granted pursuant to discretionary grants must be no less than 85% of the fair market value of the Common Stock on the date of grant. To the extent options are granted at less than fair market value, the Company incurs a non-cash cost for financial reporting purposes.

     Under the formula grants, each Outside Director will be granted automatically a nonqualified option to purchase 50,000 shares (subject to adjustment as provided in the 1994 Plan). Each such director may decline such grant. Each option granted pursuant to a formula grant will vest and become exercisable as to 10,000 shares on the date such option is granted (the "Grant Date"), as to 10,000 shares on the date of the first annual meeting of stockholders held at least eight months after the Grant Date (the "First Annual Meeting") and as to 10,000 shares on the date of each of the next three annual meetings of stockholders held after the First Annual Meeting, provided that the option will only vest on the relevant annual meeting of stockholders date if the Outside Director is re-elected to the Board at such meeting. Each such option shall have a term of five years from the relevant vesting date. The exercise price per share of Common Stock for options granted pursuant to a formula grant shall be 100% of the fair market value as determined under the terms of the 1994 Plan.

     Currently, all options granted under the 1994 Plan are nontransferable, other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime, only by the optionee, or in the event of the optionee's legal incapacity to do so, by the optionee's guardian or legal representative. On April 25, 1997, the Board adopted an amendment to the Stock Option Plan authorizing the inclusion of a provision in stock option agreements relating to options granted to Outside Directors which permits the transfer by such Outside Director of the options granted pursuant to such stock option agreement.

     As of December 31, 1996, there were 322 employees eligible to participate and approximately 107 actual participants in the 1994 Plan. During the fiscal year ended June 30 and the fiscal period ended December 31, 1996 there were no grants of options pursuant to the 1994 Plan to any director or executive officer of the Company, including the Named Officers. There were grants of options pursuant to the 1994 Plan to all other employees as a group to acquire an aggregate of 595,309 shares of Common Stock, at an average exercise price of $5.41 per share, during the fiscal year ended June 30, 1996 and the fiscal period ended December 31, 1996.

     For a description of certain of the federal income tax consequences associated with the grant and exercise of options and the Stock Option Plan, see "Federal Income Tax Consequences: Stock Option Plan."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE AMENDMENTS TO THE STOCK OPTION PLAN TO (A) INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE STOCK OPTION PLAN FROM 3,000,000 SHARES TO 5,000,000 SHARES AND (B) PERMIT THE TRANSFER BY OUTSIDE DIRECTORS OF OPTIONS GRANTED TO THEM UNDER THE STOCK OPTION PLAN.

IV.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, pursuant to the recommendation of its Audit Committee, has selected KPMG Peat Marwick LLP ("KPMG Peat Marwick"), independent auditors, to examine and audit the financial statements of the Company for the fiscal year ended December 31, 1997. KPMG Peat Marwick has served as independent auditors of the Company since 1995. A partner of the firm will be present at the Annual Meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if he desires to do so.

     In 1996, KPMG Peat Marwick performed various professional services for the Company. They included completion of the examination of financial statements for the Company for fiscal year ended June 30, 1996, other review work of required filings with the SEC, preliminary work on the examination of fiscal period ended December 31, 1996 financial statements, preparation of corporate tax returns and other consultation with Company personnel on accounting and related matters.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

V.  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. If matters other than the foregoing should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy as to the best interests of the Company.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the fiscal period ended December 31, 1996 accompanies this Proxy Statement.

                            STOCKHOLDERS' PROPOSALS

     The Company's next Annual Meeting of Stockholders will be held in or around May 1998. Such Annual Meeting of Stockholders will present information relating to the Company's fiscal year ending December 31, 1997. Any proposal by stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company at the above address for inclusion in its Proxy Statement and form of proxy relating to that meeting by December 7, 1997.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ RILEY M. MURPHY

                                          RILEY M. MURPHY
                                          Secretary

Dated: May 27, 1997

                     AMERICAN COMMUNICATIONS SYSTEMS, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Anthony J. Pompliano and Jack
E. Reich, and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock and Preferred Stock of American Communications Systems, Inc. (the "Company") held by the undersigned as of the close of business on March 21, 1997, at the Annual Meeting of Stockholders to be held at BWI Marriott, 1743 West Nursery Road, Baltimore, Maryland 21240, on Wednesday, May 14, 1997, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?             DO YOU HAVE ANY COMMENTS?

------------------------------------  ----------------------------------------

------------------------------------  ----------------------------------------

------------------------------------  ----------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's Annual Report for the Fiscal Period Ended December 31, 1996, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.



  RECORD DATE SHARES:
---------------------------------------



            REGISTRATION



---------------------------------------


                                                ------------
Please be sure to sign and date this Proxy.     Date
------------------------------------------------------------




---Shareholder sign here-----------Co-owner sign here-------


                                                                                     With-            For All
                                                                    For              Held             Except
1A.      Proposal to elect the following persons as                 [ ]              [ ]               [ ]
         COMMON DIRECTORS, and until their successors
         are duly elected and qualified:

                 Anthony J. Pompliano
                 Benjamin P. Giess
                 Peter C. Bentz
                 George M. Middlemas

         If you wish to withhold your shares for any individual nominee, mark the "For All Except" box and make a line through the nominee's name(s).

                                                                                     With-            For All
                                                                    For              Held             Except
1B.      Proposal to elect the following persons as                 [ ]              [ ]               [ ]
         PREFERRED DIRECTORS, and until their
         successors are duly elected and qualified:

                 Christopher L. Rafferty
                 Olivier L. Trouveroy
                 Edwin M. Banks

If you wish to withhold your shares for any individual nominee, mark the "For All Except" box and make a line through the nominee's name(s).


                                                            For              Against          Abstain
2.       Proposal to approve and ratify amendments          [ ]              [ ]               [ ]
         to the 1994 Employee Stock Option Plan to
         increase the number of shares authorized
         for award thereunder from 3,000,000 shares
         to 5,000,000 shares.

                                                            For              Against          Abstain
3.       Proposal to ratify the selection of KPMG           [ ]              [ ]               [ ]
         Peat Marwick LLP as the independent auditors
         of the Company for the fiscal year ending
         December 31, 1997.

         Mark box at right if comments or address change have been                             [ ]
         noted on the reverse side of this card.

--------------------------------------------------------------------------------
DETACH CARD                                                       DETACH CARD

                     AMERICAN COMMUNICATIONS SYSTEMS, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and mail your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, June 25, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Riley M. Murphy
Secretary